As Filed with the Securities and Exchange Commission on November 17, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIRION HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4142367
(State or Other Jurisdiction of	(IRS Employer Identification No.)
Incorporation or Organization)
3110 Cherry Palm Drive, Suite 340, Tampa, Florida 33619
(Address of Principal Executive Offices)

Sirion Holdings, Inc. 2006 Stock Incentive Plan
(Full Title of the Plan)

Barry S. Butler
Chief Executive Officer
3110 Cherry Palm Drive, Suite 340
Tampa, Florida 33619
(813) 496-7325
(Name, Address and Telephone Number of Agent for Service)
Copies to:
R. Reid Haney, Esq
Mark A. Danzi, Esq.
Hill, Ward & Henderson, P.A.
101 E. Kennedy Boulevard, Suite 3700
Tampa, Florida 33602
(813) 221-3900

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered(1)	Share(2)	Price(2)	Registration Fee
Common Stock, par value $0.0001 per share	534,566	$5.64	$3,014,952.24	$322.60

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that are issued or become issuable under the Sirion Holdings, Inc. 2006 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant’s shares of outstanding Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. As there is no market for the securities to be offered, the Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price are based upon the book value of the Registrant’s Common Stock as of September 30, 2006.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is filed by Sirion Holdings, Inc., a Delaware corporation (the “Registrant”), relating to 534,566 shares of our Common Stock, par value $0.0001 per share, to be offered pursuant to the terms of the Sirion Holdings, Inc. 2006 Stock Incentive Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents and information that the Registrant has filed with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:
     (a) the Registrant’s Current Report on Form 8-K, filed on September 18, 2006, reporting, among other things, the termination of its status as a shell company, and filing Form 10-SB information reflecting its status as an entity that is not a shell company;
     (b) the Registrant’s effective Registration Statement on Form 10-SB, filed on March 7, 2006;
     (c) the Registrant’s Quarterly Reports on Form 10-QSB, and amendments thereto, filed on June 22, 2006, August 8, 2006, August 23, 2006 and November 15, 2006;
     (d) the Registrant’s Current Reports on Form 8-K, and amendments thereto, filed on September 26, 2006, October 11, 2006 and October 24, 2006;
     (e) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the filing of the Form 10-SB referenced above, which was the first registration statement or other document filed by the Registrant with the Securities and Exchange Commission; and
     (f) the description of the Registrant’s Common Stock contained in our Registration Statement on Form 10-SB, filed on March 7, 2006, as amended by the description of our Common Stock set forth in our Current Report on Form 8-K, filed on September 18, 2006.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
     Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
     You may obtain copies of any of the above-referenced filings, at no cost, by writing or telephoning the Registrant at:
Sirion Holdings, Inc.
3110 Cherry Palm Drive, Suite 340
Tampa, Florida 33619
Attention: Secretary
(813) 496-7325
     You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. We have not authorized anyone to provide you with different information.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interest of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Officers and Directors.
     The Registrant is a corporation incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers (as well as other employees and individuals) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation (known as a derivative action), if the director, officer, employee or other individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, contacts, a vote of stockholders or disinterested directors or otherwise.
     The Registrant’s Certificate of Incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.
     The Registrant’s directors and officers are insured under insurance policies maintained by us, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been directors or officers. The Registrant has entered into contracts with its directors and executive officers providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions, and additional procedural and other protections, including mandatory advancement of expenses.
     Additionally, Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.
     Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit No.	Description
4	Sirion Holdings, Inc. 2006 Stock Incentive Plan

5	Opinion of Hill, Ward & Henderson, P.A.

23.1	Consent of Raich Ende Malter & Co. LLP, Independent Registered Public Accounting Firm

23.2	Consent of Pender Newkirk & Company LLP, Independent Registered Public Accounting Firm

23.3	Consent of Hill, Ward & Henderson, P.A. (included in Exhibit 5)

24	Power of Attorney (included on signature page to this Registration Statement)
Item 9 Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any additional or changed material information on the plan of distribution;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 17th day of November, 2006.

SIRION HOLDINGS, INC.
By:	/s/ Barry S. Butler
Name: Barry S. Butler
Title: Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry S. Butler and Dawn E. Bennett-Johnson, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry S. Butler Barry S. Butler	Chief Executive Officer & Director	November 17, 2006

/s/ Dawn E. Bennett Johnson Dawn E. Bennett Johnson	Chief Financial Officer & Secretary	November 17, 2006

/s/ Roger Vogel Roger Vogel, M.D.	Director	November 17, 2006

/s/ Kenneth J. Widder Kenneth J. Widder, M.D.	Director	November 17, 2006

/s/ Kevin J. Kinsella Kevin J. Kinsella	Director	November 17, 2006

EXHIBIT INDEX

Exhibit No.	Description
4	Sirion Holdings, Inc. 2006 Stock Incentive Plan

5	Opinion of Hill, Ward & Henderson, P.A.

23.1	Consent of Raich Ende Malter & Co. LLP, Independent Registered Public Accounting Firm

23.2	Consent of Pender Newkirk & Company LLP, Independent Registered Public Accounting Firm

23.3	Consent of Hill, Ward & Henderson, P.A. (included in Exhibit 5)

24	Power of Attorney (included on signature page to this Registration Statement)